Exhibit 4.7(c)

(FACE OF GLOBAL PREFERRED SECURITIES CERTIFICATE)

THIS PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.

Certificate No. 1	Common Code: 026675855
Number of Preferred Securities: 4,000	ISIN: XS0266758555

MELLON CAPITAL III

6.369% PREFERRED SECURITIES

This Preferred Securities Certificate certifies that Citivic Nominees Limited is the registered Holder of the number of Preferred Securities set forth above. Each Preferred Security represents a beneficial interest in Mellon Capital III, a Delaware statutory trust (the “Trust”), having an initial liquidation amount of £50,000. The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of the Amended and Restated Trust Agreement of the Trust, dated as of September 19, 2006, as the same may be amended and restated from time to time (the “Trust Agreement”), including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by the Depositor and U.S. Bank National Association, as Guarantee Trustee, dated as of September 19, 2006 (the “Guarantee Agreement”). All capitalized terms used herein that are defined in the Trust Agreement have the meanings set forth therein.

By acquiring Preferred Securities, each beneficial owner of Preferred Securities agrees to treat the Debentures held by the Trust as indebtedness for U.S. federal income tax purposes.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent by manual signature, this Preferred Securities Certificate shall not be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose.

A copy of each of the Trust Agreement and the Guarantee Agreement is available for inspection at the offices of the Property Trustee and the Administrative Trustees.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereof.

IN WITNESS WHEREOF, the Trust acting through one of its Administrative Trustees has executed this Preferred Securities Certificate.

MELLON CAPITAL III, acting through one of its Administrative Trustees

By:	/s/ Michael K. Hughey
Name:

Date: September 19, 2006

This is one of the Preferred Securities Certificates referred to in the mentioned Trust Agreement.

AUTHENTICATED for and on behalf of CITIBANK, N.A., as Authenticating Agent appointed under the Agency Agreement dated September 19, 2006, without recourse, warranty or liability

By:	/s/ David X. Smith
(Duly authorized)

Dated: September 19, 2006

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor) Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Taxpayer I.D.or other Identifying Number of Assignee)
(Please print or type name and address including Postal Code of Assignee)

the within Preferred Securities Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                                     , to transfer said Preferred Securities Certificates on the books of Mellon Capital III, with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must

correspond with the name as it appears upon the

face of the within Preferred Securities Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: